Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form S-1 filed by Brain Scientific Inc. of our report dated March 31, 2022 relating to the December 31, 2021 and 2020 consolidated financial statements of Brain Scientific Inc., and to the reference to us under the heading “Experts” in the Form S-1.

Tampa, Florida

August 11, 2022